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                                                                 EXHIBIT 10.10

                                PROMISSORY NOTE



$308,203.00

Date: April 1, 1997


         After date, for value received, the undersigned as principles promise to pay OrganiGro, Inc. and Synagro Technologies, Inc. the sum of Three Hundred Eight Thousand Two Hundred Three Dollars ($308,203), with interest of 6% per annum.

         This note is in connection with the certain sale and purchase agreement dated March 31, 1997 for all of the assets of Hodges Heavy Duty Truck Repair. It is understood that this note agreement is for a period of sixty
(60) months or five years with the first cash payment payable one (1) year from the date of this agreement in monthly installments thereafter.

         It is agreed by all parties to this note, both makers and payees, that the monthly amount payable will be determined at the end of the first year after all consideration for right of offset for those services provided per the sale and purchase agreement articles 4 and 5. Thereafter, the payments will be Three Thousand Seven Hundred Dollars ($3,700.00) monthly with the remaining balance due March 31, 2002, see the attached amortization schedule.

         The makers and endorsers of this note hereby severally waive the presentation for payment, notice of nonpayment without notice of protest, and consent to extension of time of payment without notice thereof. Should the makers and endorsers of this note become thirty (30) days late on any payment, the principal has the option to foreclose on said note and mortgage if they elect to do so. Furthermore, should the guarantors and principals of this note fail to comply with all notes subsequently financed for purposes of complying with the debt assumption per article 2A of the sale and purchase agreement, any payment not made pursuant to the bank arrangements would be considered a default of this note agreement, as well, also known as a cross default provision.

         Should it become necessary for the payee to institute legal action for the collection of this note, the makers and endorsers hereby agree to pay reasonable attorneys fees in the collection of and enforcement of this note.


HODGES HEAVY DUTY TRUCK REPAIR, INC.


/s/ Jack Hodges                            /s/ Tony D. Childers
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Its President                              Tony D. Childers, an individual



ATTEST: /s/ Tony D. Childers               /s/ Jack Hodges
        -------------------------          -------------------------------------
                                           Jack Hodges, an individual